                                                                     EXHIBIT 1


                            UNIT PURCHASE AGREEMENT

                                     AMONG

                                CODE ALARM INC.,

                             PEGASUS PARTNERS, L.P.

                                      AND

                         PEGASUS RELATED PARTNERS, L.P.

                          DATED AS OF OCTOBER 27, 1997





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                              TABLE OF CONTENTS


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
RTICLE I  AUTHORIZATION, PURCHASE AND SALE OF UNITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
 1.01 Authorization of the Preferred Shares, the Units and the Warrants   . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
 1.02 Purchase and Sale of Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (a) The Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (b) Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II  PREFERRED SHARE CERTIFICATES; CERTAIN TERMS OF THE PREFERRED SHARES   . . . . . . . . . . . . . . . . . . . . . . .  2
 2.01 Form of Preferred Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
 2.02 Replacement of Preferred Share Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
 2.03 Registration; Transfer; Registration of Transfer and Exchange
       of Preferred Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
 2.04 PPN Application   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
 2.05 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE III  CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
 3.01 Conditions to Purchasers' Obligations , . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      (a) Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      (b) Performance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      (c) All Proceedings to be Satisfactory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      (d) Legal Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      (e) Necessary Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      (f) No Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      (g) Payment of Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      (h) No Injunctions, Restraining Order or Adverse Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      (i) Employment Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      (j) Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      (k) Exemption from Chapter 7A of Michigan Business Corporation Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      (l) Amendment to Bylaws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      (m) Amendment to Restated Articles of Incorporation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      (n) Employee Stock Option Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (o) Mueller Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (p) Due Diligence Review  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (q) Debt Refinancing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (r) [Intentionally Omitted]   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (s) Shortfall Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (t) Series A-2 Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      (u) Documentation at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
 3.02 Conditions to the Company's Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      (a) Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9



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
                                                                                                                              PAGE
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
        (b) Purchasers' Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
        (c) Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
        (d) Litigation Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   4.01 Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   4.02 Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   4.03 Authorization; Validity of Agreement; Company Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   4.04 Consents and Approvals; No Violations; Licenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   4.05 SEC Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   4.06 No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   4.07 Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   4.08 Employee Benefit Plans; ERISA; Labor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   4.09 Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   4.10 No Default; Compliance with Applicable Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   4.11 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
   4.12 Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   4.13 Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   4.14 Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
   4.15 Patents and Other Intangible Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
   4.16 Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE V  COVENANTS OF THE COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
   5.01 Financial and Business Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   5.02 Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   5.03 Shareholder Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   5.04 Issuance of Litigation Warrants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   5.05 Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   5.06 Preemptive Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   5.07 Public Announcement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   5.08 Stock Option Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   5.09 Hart-Scott-Rodino, Voting Rights, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   5.10 Prohibition on Realization Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   5.11 Expiration of Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE VI  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   6.01 Representations by Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   6.02 Transfer of Units; Surrender of Preferred Share Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   6.03 No Transfer of Units to Directed Electronics, Inc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE VII CERTAIN SECURITIES LAW MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   7.01 Representations by Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28



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
                                                                                                                             PAGE
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
 7.02 Restrictions on Transfer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
      (a) Restrictive Legend   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
      (b) Termination of Restriction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
 7.03 Additional Legend    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE VIII CALL RIGHT; PUT RIGHT; RIGHT OF FIRST REFUSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
 8.01 Company's Right to Repurchase Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
      (a) Repurchase During Year One   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
      (b) Repurchase After Year Two  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
      (c) Notice of Repurchase   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
      (d) Cessation of Dividends on Preferred Shares Redeemed; Shares No Longer Outstanding  . . . . . . . . . . . . . . . . . 32
      (e) Status of Redeemed Preferred Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
      (f) Limitation on Company's Right to Repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
 8.02 Purchasers' Right to Put Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
      (a) Obligation to Redeem   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
      (b) Payment of Repurchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
 8.03 Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
      (a) Company's Right to Acquire Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
      (b) Non-Cash Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
      (c) Termination or Suspension of Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE IX  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
 9.01 Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
 9.02 No Waiver: Cumulative Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
 9.03 Amendments; Waiver and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
 9.04 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
 9.05 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
 9.06 Specific Performance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
 9.07 Binding Effect; Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
 9.08 Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
 9.09 Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
 9.10 Prior Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
 9.11 Governing Law; Consent to Jurisdiction and Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
 9.12 Mutual Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
 9.13 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
 9.14 Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
 9.15 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
 9.16 Allocation of Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39



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
EXHIBITS
Exhibit A   Certificate of Designation
Exhibit B-1 Form of Attached Warrant
Exhibit B-2 Form of Shortfall Warrant
Exhibit B-3 Form of Litigation Warrant
Exhibit C-1 Form of Series A-1 Preferred Share Certificate
Exhibit D   Opinion of Pepper, Hamilton & Scheetz LLP
Exhibit E   Stock Option Plan
Exhibit F   Mueller Agreement
Exhibit G   Registration Rights Agreement


SCHEDULES
Schedule 1.02    Investment Proportions
Schedule 3.01(f) Material Adverse Effect
Schedule 4.01    Subsidiaries
Schedule 4.02(a) Capitalization
Schedule 4.02(b) Capitalization of Subsidiaries
Schedule 4.04(a) Governmental Consents and Approvals
Schedule 4.04(b) Licenses
Schedule 4.06    Liabilities
Schedule 4.07    Certain Changes
Schedule 4.08    ERISA
Schedule 4.09    Litigation
Schedule 4.11    Taxes
Schedule 4.14    Transactions with Affiliates
Schedule 4.15    Intellectual Property



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                            Index of Defined Terms

                                                                                                                              PAGE
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
1997 Stock Option Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Accredited Investor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Additional Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Attached Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Basic Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Certificate of Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Charter Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Company Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Current Market Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
D&O Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
DEI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
DOJ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Employee Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
environment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
FCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
FTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Fully Diluted Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
GECC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Indemnified Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
Indemnitees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
intellectual property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Interim Dividend Warrant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Inventions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

                                                                                                                              PAGE
                                                                                                                              ----
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Key Man Life Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Litigation Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Litigation Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Materials of Environmental Concern  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
MBCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
multiemployer pension plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
NASD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
New Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Non-Cash Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Offer Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
parachute payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Permitted Issuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Preferred Share Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Preferred Share Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Preferred Share Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Put Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Realization Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Restriction Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Seller Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Series A Preferred Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Series A Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Series A-1 Preferred Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Series A-1 Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Series A-2 Preferred Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Series A-2 Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Shortfall Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
single employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

                                                                                                                           Page
                                                                                                                           ----
Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Trading Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Triggering Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Voting Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Warrant Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
welfare plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

                            UNIT PURCHASE AGREEMENT

 THIS UNIT PURCHASE AGREEMENT (the "Agreement") is made as of October 27, 1997 among CODE ALARM INC., a Michigan corporation (the "Company"), PEGASUS PARTNERS, L.P., a Delaware limited partnership, and PEGASUS RELATED PARTNERS, L.P., a Delaware limited partnership (together with their respective successors and assigns, each a "Purchaser" and together, the "Purchasers").


                                   ARTICLE I

                   AUTHORIZATION, PURCHASE AND SALE OF UNITS

  1.01 Authorization of the Preferred Shares, the Units and the Warrants. Pursuant to its Restated Articles of Incorporation, as amended, the Company has established a series of preferred stock designated as "Series A Preferred Stock", which will be issuable in two sub-series, "Series A-1 Preferred Stock" and "Series A-2 Preferred Stock", and authorized the issuance of up to 200,000 shares of Series A-1 Preferred Stock (each such share, a "Series A-1 Preferred Share" and together with the Series A-2 Preferred Shares (as defined in Section 3.01(t)), the "Preferred Shares") in accordance with the terms of the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series A Preferred Stock, attached as Exhibit A hereto (the "Certificate of Designation"). The Company has authorized the issuance and sale to the Purchasers of 55,000 units (the "Units"), each Unit consisting of one Series A-1 Preferred Share and one warrant (collectively, with other such warrants, the "Attached Warrants") to purchase 72.2525247 shares of the Company's common stock, no par value (the "Common Stock"), which may be aggregated with other Attached Warrants. A portion of each Attached Warrant entitling the holder to purchase 6.1033% of the Common Stock for which the entire Attached Warrant is exercisable (an "Interim Dividend Warrant") has been allocated to provide for future accrued and unpaid dividends on the Preferred Shares. The Company has also authorized the issuance and sale to Pegasus Partners, L.P. and Pegasus Related Partners, L.P. of one or more warrants to purchase an aggregate of 1,000,000 shares of Common Stock (the "Shortfall Warrants" and together with the Attached Warrants and the Litigation Warrants (as defined in Section 5.04), the "Warrants"). The terms of the Attached Warrants are set forth in the form of Warrant attached as Exhibit B-1 hereto. The terms of the Shortfall Warrants are set forth in the
form of Warrant attached as Exhibit B-2 hereto.   The terms of the Litigation
Warrants are set forth in the form of Warrant attached as Exhibit B-3 hereto. The shares of Common Stock issuable upon exercise of the Warrants are referred to as the "Warrant Shares." The Preferred Shares, the Warrants and the Warrant Shares are sometimes referred to herein as the "Securities." This Agreement, the Certificate of Designation and the Registration Rights Agreement (as hereinafter defined), including the schedules and exhibits attached hereto and thereto, are referred to herein as the "Basic Documents."

  1.02 Purchase and Sale of Units.

        (a) The Closing. The Company agrees to issue and sell to the Purchasers, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchasers agree to purchase, 55,000 Units for an aggregate purchase price of $6,999,850.00, or $127.27 per Unit (the "Purchase Price"), in the proportions set forth on
Schedule 1.02. Such purchase and sale shall take place at a closing (the "Closing") to be held on October 27, 1997 (the "Closing Date") at 10:00 a.m. Eastern Time, at the offices of Sidley & Austin in New York, NY. At the Closing, the Company will issue to each Purchaser a certificate or certificates representing the number of Preferred Shares purchased by such Purchaser and a certificate or certificates representing the number of Warrants purchased by such Purchaser. At the Closing, each Purchaser will deliver to the Company, by wire transfer of immediately available funds to an account designated by the Company by written notice to the Purchasers, the aggregate Purchase Price for the Preferred Shares and Warrants to be purchased by such Purchaser.

        (b) Use of Proceeds. The Company agrees to use the proceeds from the sale of the Units to refinance a portion of the current bank financing with NBD Bank and for working capital purposes.


                                  ARTICLE II

      PREFERRED SHARE CERTIFICATES; CERTAIN TERMS OF THE PREFERRED SHARES

        2.01 Form of Preferred Shares. The certificates representing the Series A-1 Preferred Shares shall be substantially in the form of Exhibit C- 1 hereto and the certificates representing the Series A-2 Preferred Shares shall be in substantially similar form thereto (collectively, the "Preferred Share Certificates"), and may have such letters, numbers or other marks of identification and such legends printed, lithographed or engraved upon them as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or the Certificate of Designation.

        2.02 Replacement of Preferred Share Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Share Certificate, and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of any such Preferred Share Certificate, the Company will issue a new Preferred Share Certificate, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Preferred Share Certificate; provided, however, if any Preferred Share Certificate of which any Purchaser, its nominee, or any of its officers or principals is the registered holder is lost, stolen or destroyed, the affidavit of such principal or officer of such holder setting forth the circumstances with respect to such loss, theft or destruction, together with an agreement to indemnify the Company with respect thereto, shall be accepted as satisfactory evidence thereof, and no bond or other security shall be required as a condition to the execution and delivery by the Company of a new Preferred Share Certificate in replacement of such lost, stolen or destroyed Preferred Share Certificate.

        2.03 Registration; Transfer; Registration of Transfer and Exchange of Preferred Shares. The Preferred Shares shall be issued in registered form only. The Company, or a transfer agent appointed by the Company (the Company or such designated agent, in such capacity, the "Preferred Share Agent"), shall number and list each Preferred Share Certificate, as it is issued, in a register (the "Preferred Share Register") which the Company or such agent shall maintain at the principal executive offices of the Company or at such office specified in a notice to the registered holders (the "Holders") of the Preferred Shares pursuant to Section 9.04 of this Agreement (the "Office").

        At the option of any Holder of Preferred Shares, any Preferred Share Certificate may be exchanged at the Office for a new Preferred Share Certificate (or new Preferred Share Certificates, in the same or different denominations), upon payment of the charges (if any) hereinafter provided. Whenever any Preferred Share Certificates are so surrendered for exchange the Company shall execute, and, if applicable, the Preferred Share Agent shall countersign and deliver, the Preferred Share Certificates that the Holder making the exchange is entitled to receive.

        Subject to compliance with the restrictions set forth in this Agreement (including, without limitation, Section 7.02 hereof), the Preferred Share Certificates shall be transferable only on the Preferred Share Register, upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company or the Preferred Share Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Preferred Share Agent in its discretion. Upon any registration of transfer, the Company shall execute and, if applicable, the Preferred Share Agent shall countersign and deliver, a new Preferred Share Certificate(s) to the Persons entitled thereto. As used in this Agreement, "Person" means any natural person, corporation, partnership, joint venture, limited liability company, firm, association, joint-stock company, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

        All Preferred Share Certificates issued upon any registration of transfer or exchange of Preferred Share Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Preferred Share Certificates surrendered for such registration of transfer or exchange.

        No service charge shall be made to a Holder for any registration of transfer or exchange of Preferred Share Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Share Certificates.

        Any Preferred Share Certificate when duly endorsed in blank shall be deemed negotiable, and when a Preferred Share Certificate shall have been so endorsed, the Holder thereof may be treated by the Company, the Preferred Share Agent and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or the transfer thereof on the Preferred Share Register, any notice to the contrary notwithstanding, but until such transfer on the Preferred Share Register, the Company and the Preferred Share Agent may treat the registered Holder thereof as the owner for all purposes.

        2.04 PPN Application. The Company acknowledges that filing an application with Standard & Poor's Corporation CUSIP Service Bureau is necessary for the assignment of a Private Placement Number with respect to each of the Preferred Shares and the Company consents to the filing with such Bureau of all documents and materials required to be submitted with such application.

        2.05 Taxes. The Company will pay all taxes (including interest and penalties), other than taxes imposed on the income of the Purchasers, which may be payable in respect of the execution and delivery of this Agreement or of the issuance and delivery (but not the transfer) of any of the Securities.


                                  ARTICLE III

                             CONDITIONS TO CLOSING

        3.01 Conditions to Purchasers' Obligations. The obligation of the Purchasers to purchase and pay for the Units at the Closing is subject to the fulfillment by the Company or waiver by the Purchasers of each of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in Article IV hereof and in the Basic Documents shall be true and correct in all material respects on the Closing Date.

          (b) Performance. The Company shall have performed and complied in all material respects with all covenants and agreements contained herein and received any and all consents, approvals or waivers necessary in order to complete the transactions required to be performed or complied with by it prior to or at the Closing.

          (c) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the

Purchasers, including, without limitation, the filing of the duly adopted Certificate of Designation with the Department of Consumer & Industry Services of the State of Michigan. The Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

   (d) Legal Opinion. The Purchasers shall have received an originally executed copy of an opinion of Pepper Hamilton & Scheetz LLP, special counsel for the Company, dated as of the Closing Date and substantially in the form attached as Exhibit D hereto.

   (e) Necessary Consents. Except for shareholder approval of the Charter Amendment, on or before the Closing Date, the Company shall have obtained any required governmental authorizations with respect to the Basic Documents and the Warrants and shall have obtained all material consents to the transactions contemplated under the Basic Documents and the Warrants, of any Person required under any contractual obligation or any other obligations (including any obligations imposed by law) of the Company or any of its Subsidiaries. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

   (f) No Material Adverse Effect. Except as disclosed in Schedule 3.01(f), since December 31, 1996, no Material Adverse Effect shall have occurred. As used in this Agreement, any reference to "Material Adverse Effect" means any event, change or effect that is materially adverse to the consolidated financial condition, businesses, results of operations, cash flows or prospects of the Company and its Subsidiaries, taken as a whole, or that materially impairs the ability of the Company to perform or the Purchasers to enforce the obligations of the Company under the Basic Documents or the Warrants.

   (g) Payment of Fees and Expenses.  Without limiting the provisions of
Section 9.05 hereof, the Company shall have paid on or before the Closing, the reasonable fees, charges and disbursements of the Purchasers, including the fees and expenses of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Purchasers.

   (h) No Injunctions, Restraining Order or Adverse Litigation. No order, judgment or decree of any Governmental Entity (as hereinafter defined) shall purport to enjoin or restrain the Purchasers from acquiring Units or Shortfall Warrants on the Closing Date. As of the Closing Date, there shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries that has not been disclosed by the Company in writing pursuant to
Section 4.09, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement, the other Basic Documents or the Warrants.

   (i) Employment Agreements. The Company shall have entered into an employment agreement with Mr. Craig Camalo and shall have amended its employment agreement with Mr. Rand Mueller, each in form and substance satisfactory to the Purchasers. The foregoing employment agreements and the Company's employment agreements with each of Messrs. Peter Stouffer and Michael Schroder shall be in full force and effect, and the Purchasers shall have received evidence satisfactory to them thereof.

   (j) Insurance. The Company shall have secured a directors' and officers' liability insurance policy (the "D&O Policy") with an insurance carrier approved by and on terms reasonably satisfactory to the Purchasers, covering each of the Company's existing and future officers and directors, with coverage of not less than $5,000,000. The Purchasers shall have received evidence satisfactory to them of the D&O Policy.

   (k) Exemption from Chapter 7A of Michigan Business Corporation Act. Prior to the execution of this Agreement, the Company's Board of Directors shall have adopted an irrevocable resolution pursuant to Section 782 of the Michigan Business Corporation Act (the "MBCA"), exempting from the requirements of
Section 780 of the MBCA all business combinations (as such term is defined in Section 776(5) of the MBCA) involving transactions with Pegasus Partners, L.P. and Pegasus Related Partners, L.P. and their affiliates (as such term is defined in Section 776(1) of the MBCA), including, without limitation, the transactions contemplated by this Agreement and the other Basic Documents and the Warrants. Prior to or at the Closing, the Company shall have delivered to the Purchasers a complete and correct copy of such resolution certified by the Secretary or an Assistant Secretary of the Company.

   (l) Amendment to Bylaws. Prior to the execution of this Agreement, the Company's Board of Directors shall have adopted a resolution amending the Company's Bylaws to (i) increase the number of directors comprising the Company's Board of Directors to nine and (ii) provide that the provisions of Chapter 7B of the MBCA do not apply to control share acquisitions (as defined therein) of shares of the Company. Prior to or at the Closing, the Company shall have delivered to the Purchasers a complete and correct copy of such resolution certified by the Secretary or an Assistant Secretary of the Company.

   (m) Amendment to Restated Articles of Incorporation. Prior to the execution of this Agreement, the Company's Board of Directors shall have adopted a resolution approving an amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 shares to 20,000,000 shares (the "Charter Amendment"), directing that the Charter Amendment be presented to the holders of

Common Stock at the next meeting of shareholders of the Company in accordance with applicable Michigan law and recommending that the holders of Common Stock approve the Charter Amendment. Prior to or at the Closing, the Company shall have delivered to the Purchasers a complete and correct copy of such resolution certified by the Secretary or an Assistant Secretary of the Company, as well as copies of executed agreements by holders of at least 28% of the outstanding Common Stock, pursuant to which such holders agree to vote all of their shares of Common Stock in favor of approving the Charter Amendment.

   (n) Employee Stock Option Plan. The Company's Board of Directors shall have adopted a resolution (i) approving the implementation of an employee Stock Option Plan, which plan shall be substantially in the form attached as Exhibit E hereto (the "1997 Stock Option Plan"), (ii) allocating the options issuable under the 1997 Stock Option Plan in a manner acceptable to the Purchasers,
(iii) directing that the 1997 Stock Option Plan be presented to the holders of Common Stock for a vote at the next meeting of shareholders of the Company in accordance with applicable Michigan law and (iv) recommending that the holders of Common Stock approve the 1997 Stock Option Plan. Prior to or at the Closing, the Company shall have delivered to the Purchasers a complete and correct copy of such resolution certified by the Secretary or an Assistant Secretary of the Company.

   (o) Mueller Agreement. The Robyn L. Mueller Trust, the Kenneth M. Mueller Charitable Remainder Unitrust and Mr. Rand Mueller (collectively, the "Stockholders") shall have entered into an agreement with the Company and the Purchasers, substantially in the form attached as Exhibit F hereto, pursuant to which the Stockholders have agreed to certain restrictions on the transferability of the Common Stock beneficially owned by them.

   (p) Due Diligence Review. The Purchasers shall be reasonably satisfied with their due diligence review of the Company's assets, liabilities, business, contracts, financial statements, information, cash flow and prospects.

   (q) Debt Refinancing. The Company shall have completed a refinancing of its bank indebtedness on terms satisfactory to the Purchasers, or all conditions precedent to such completion, other than the consummation of the purchase of Units pursuant to this Agreement, shall have been satisfied.

   (r) [Intentionally Omitted].

   (s) Shortfall Warrants. The Company shall have issued to Pegasus Partners, L.P. and Pegasus Related Partners, L.P. Shortfall Warrants to purchase 277,727 and 722,273 shares of Common Stock, respectively, in exchange for financial accommodations being provided by the Purchasers to General Electric Capital Corporation ("GECC") in connection with its refinancing of the Company's indebtedness to NBD Bank.

   (t) Series A-2 Preferred Stock. The Company shall have established a sub-series of preferred stock designated as "Series A-2 Preferred Stock" and shall have authorized the issuance of up to 200,000 shares of such preferred stock (each such share, a "Series A-2 Preferred Share") in accordance with the terms of the Certificate of Designation. The Series A-2 Preferred Shares shall be issued in replacement of the Series A-1 Preferred Shares, upon the transfer thereof by Pegasus Partners, L.P., Pegasus Related Partners, L.P. or any of their affiliates to a party other than an affiliate of Pegasus Partners, L.P. or Pegasus Related Partners, L.P.

   (u) Documentation at Closing. The Purchasers shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Purchasers:

    (i) A Registration Rights Agreement executed by the Company, substantially in the form attached as Exhibit G hereto (the "Registration Rights Agreement");

    (ii) The Certificate of Designation, adopted by the Board of Directors of the Company, as attested by the Secretary or an Assistant Secretary of the Company and filed with the Department of Consumer & Industry Services of the State of Michigan;

    (iii) A certified copy of the Company's Restated Articles of Incorporation, as amended and the Company's Bylaws; a certified copy of the resolutions of the Board of Directors evidencing approval of the Basic Documents, the Units, the Preferred Shares, the Warrants and other matters contemplated hereby; and certified copies of all documents evidencing other necessary corporate, shareholder or other action and governmental approvals, if any, with respect to the execution, delivery and performance of the Basic Documents, the Units, the Preferred Shares and the Warrants;

    (iv) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers authorized to sign this Agreement and the other Basic Documents and issue the Units, the Shortfall Warrants and the Litigation Warrants on behalf of the Company, together with the true signatures of such officers. The Purchasers may rely conclusively on such certificates until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

    (v) A certificate from a duly authorized officer of the Company stating that (a) the representations and warranties contained in Article IV hereof and the other Basic Documents and the Warrants or otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct in all material respects on the date of the Closing; (b) the Company has performed and complied with all covenants and agreements contained herein in all material respects and has received any and all consents, approvals or waivers necessary in order to complete the transactions required to be performed or complied with by it prior to or on the date of the Closing; (c) no event shall have occurred and be continuing as of the Closing, or would result from the consummation of the purchase of the Units or the other transactions contemplated by the Basic Documents or Warrants, that would constitute a "Triggering Event" under the Certificate of Designation or a breach or violation of any Basic Document or Warrant; and (d) the Company has delivered to the Purchasers all documents and satisfied all conditions referred to in Sections 3.01(e) and (h) hereof except to the extent the Purchasers have waived such conditions;

    (vi) Fully executed copies of the Company's employment agreements with each of Messrs. Rand Mueller, Craig Camalo, Michael Schroder and Peter Stouffer.

    (vii) Other evidence reasonably requested by the Purchasers of the satisfaction of the conditions set forth in this Article III.

  3.02 Conditions to the Company's Obligations. The obligation of the Company to issue and deliver the Units on the Closing Date is subject to the performance by the Purchasers of their agreements theretofore to be performed hereunder and to the fulfillment, prior thereto or concurrently therewith, of the following further conditions:

   (a) Representations and Warranties. Each of the representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date, except as otherwise affected by the transactions contemplated hereby.

   (b) Purchasers' Certificates. The Company shall have received a certificate from each Purchaser, dated the Closing Date, signed by a duly authorized representative of such Purchaser, certifying that the conditions specified in the foregoing Section 3.02(a) hereof have been fulfilled.

   (c) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein not be consummated as herein provided.

   (d) Litigation Guarantee. Pegasus Partners, L.P. and Pegasus Related Partners, L.P. shall have executed and delivered a guarantee to GECC pursuant to the requirements of the Litigation L/C Agreement among GECC as Agent and Term Lender, the other Term Lenders identified therein and the Company, which guarantee shall be in form and substance satisfactory to the Company.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  In order to induce the Purchasers to enter into this Agreement and purchase the Units, the Company represents, warrants and covenants to the Purchasers as follows:

  4.01 Organization. (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such governmental approvals could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the Company from consummating any of the transactions contemplated hereby.

   (b) The Company has heretofore made available to the Purchasers a complete and correct copy of its Restated Articles of Incorporation, as amended as of the date hereof, and its By-Laws and the organizational documents of each of its Subsidiaries, as currently in effect. Each such document is in full force and effect and no other organizational documents are applicable to or binding upon the Company or any Subsidiary.

   (c) Schedule 4.01 identifies all Subsidiaries of the Company.

  4.02 Capitalization. (a) The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock and 500,000 shares of preferred stock, no par value. Schedule 4.02(a) sets forth the (i) the number of issued and outstanding shares of Common Stock as of the date hereof; (ii) a description of all unexpired options to purchase Common Stock ("Company Options"), including number of shares, exercise price, date of vesting and exercise date as well as a statement describing outstanding Company options; and (iii) all other shares of Common Stock issuable to any person pursuant to any existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character. As of the date hereof and immediately prior to the Closing, no shares of preferred stock are issued and outstanding or held in the treasury of the Company, except one share of Series B Preferred Stock issued to Craig Camalo, and no shares of Common Stock are held in the treasury of the Company. The Company has taken all necessary corporate, shareholder and other action (except as contemplated by Section 5.03) to authorize and reserve and to permit it to issue shares of Common Stock which may be issued pursuant to Company Options and the transactions contemplated hereby. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights)

("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth in Schedule 4.02(a) and except for the Preferred Shares and the Warrants, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interest or obligations of the Company or any of its Subsidiaries, and (iii) except for the Registration Rights Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to register under the Securities Act of 1933, as amended (the "Securities Act") or to repurchase, redeem or otherwise acquire any shares or Common Stock, or capital stock of the Company or any Subsidiary or affiliate of the Company.

   (b) Except as set forth on Schedule 4.02(b), all of the outstanding shares of capital stock of each of the Company's Subsidiaries are beneficially owned by the Company, directly or indirectly, free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever.

   (c) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement, except as provided in the Certificate of Designation or the Warrants.

   (d) As of the Closing, the Preferred Shares constituting part of Units sold at the Closing, the Attached Warrants constituting part of Units sold at the Closing and the Shortfall Warrants will be validly issued, fully paid and non-assessable and not subject to preemptive (or similar) rights. The rights, privileges and preferences of the Preferred Shares will be as set forth in the Certificate of Designation. If issued in accordance with the terms of Section 5.04, the Litigation Warrants will be validly issued, fully paid and non-assessable and not subject to pre-emptive (or similar) rights. If issued in accordance with the terms of the Certificate of Designation, the Preferred Shares and the Attached Warrants constituting part of Additional Units will be validly issued, fully paid and non-assessable and not subject to pre-emptive (or similar) rights.

   (e) The Company has authorized and reserved 2,267,421 shares of Common Stock for issuance upon exercise of the Attached Warrants and the Shortfall Warrants, including any Attached Warrants issued to the Purchasers as part of Units in payment of dividends on Preferred Shares ("Additional Units"). The Company has authorized and reserved 145,000 Series A-1 Preferred Shares for issuance as part of Additional Units.

    4.03 Authorization; Validity of Agreement; Company Action. The Company has full corporate power and authority to execute and deliver each Basic Document and the Warrants, to issue the Units, the Shortfall Warrants and the Litigation Warrants and to consummate the transactions contemplated hereby and thereby, except if more than 2,267,421 shares of Common Stock are required to be issued upon exercise of Warrants, additional shares must be authorized. The Certificate of Designation has been duly approved by the Company and filed with the Department of Consumer & Industry Services of the State of Michigan. The execution, delivery and performance by the Company of each Basic Document and the Warrants and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company and, other than shareholder approval of the Charter Amendment, no other corporate or shareholder action on the part of the Company is necessary to authorize the execution, delivery or performance by the Company of any Basic Document or Warrant, the issuance of any Units, Shortfall Warrants or Litigation Warrants or the consummation by it of the transactions contemplated hereby and thereby, except if more than 2,267,421 shares of Common Stock are required to be issued upon exercise of Warrants, additional shares must be authorized and if more than 200,000 shares of Series A-1 Preferred Stock or Series A-2 Preferred are required to be issued by reason of the payment of dividends in-kind on such sub-series, additional shares of such sub-series must be authorized. This Agreement, the Registration Rights Agreement, the Attached Warrants and the Shortfall Warrants have been duly executed and delivered by the Company and (assuming due and valid authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement, the other Basic Documents, the Attached Warrants and the Shortfall Warrants are valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. If issued in accordance with the terms of Section 5.04 hereof, the Litigation Warrants will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  4.04 Consents and Approvals; No Violations; Licenses. (a) None of the execution, delivery or performance of any Basic Document or Warrant by the Company, the issuance of any Units, Shortfall Warrants or Litigation Warrants or the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Restated Articles of Incorporation, as amended or the By-Laws or other organizational documents of the Company or of any of its Subsidiaries, except if more than 2,267,421 shares of Common Stock are required to be issued upon exercise of Warrants, additional shares must be authorized and if more than 200,000 shares of Series A-1 Preferred Stock or Series A-2 Preferred are required to be issued by reason of the payment of dividends in-kind on such sub-series, additional shares of such sub-series must be authorized, (ii) require on the part of the Company any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or other governmental or regulatory authority or agency (a "Governmental Entity"), including, without limitation, any consent or approval of any federal, state, local or foreign insurance industry agency, commission or other governing body, except for in the case of clause (ii) (A) filings, permits, authorizations, consents and approvals as may be required under federal and state securities laws, and the laws of other states in which the Company is qualified to do or is doing business, (B) those contemplated by the Basic Documents and Warrants, (C) those set forth on
Schedule 4.04 (a), and (D) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or prevent the Company from consummating the transactions contemplated hereby, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Material Agreements") or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets.

   (b) Schedule 4.04(b) hereto accurately and completely lists all licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications, consents, approvals and authorizations (collectively, "the Licenses") granted, issued or entered by the Federal Communications Commission (the "FCC") or any foreign Governmental Entity performing functions similar to those performed by the FCC, and held by the Company or one of its Subsidiaries. Except as set forth in Schedule 4.04(b), the Company or one of its Subsidiaries holds all Licenses filed with, granted or issued by, or entered by any Governmental Entity, including, without limitation, the FCC, or any federal, state, local or foreign regulatory authorities or any federal, state, local or foreign public service commission, public utility commission or industry agency or commission that are required for the conduct of the Company's and its Subsidiaries' businesses as now being conducted, except for those the absence of which could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.04(b), the Licenses are valid, in full force and effect, and the terms of said Licenses are not subject to any restrictions or conditions that materially limit or would materially limit the operations of the business of the Company or any of its Subsidiaries as presently conducted, other than restrictions or conditions generally applicable to licenses of that type. The Licenses granted, issued or entered by the FCC are subject to the Communications Act of 1934, as amended. There are no proceedings pending or, to the best knowledge of the Company, complaints or petitions by others, or threatened proceedings, before the FCC or any other Governmental Entity relating to the business or operations of the Company or any of its Subsidiaries or the Licenses, and there are no facts or conditions that reasonably could be expected to constitute grounds for the FCC or any other

Governmental Entity to revoke, terminate, suspend, deny, annul, or impose conditions on any renewal of any the Licenses, that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or prevent the Company from consummating the transactions contemplated hereby or to impose any fines, forfeitures or other penalties on the Company or its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

  4.05 SEC Reports and Financial Statements. (a) The Company and its Subsidiaries have filed with the Securities and Exchange Commission ("SEC") all forms, reports, schedules, statements, and other documents required to be filed by them with the SEC (as such documents have been amended since the time of their filing, collectively, the "SEC Documents"), and have filed all exhibits required to be filed with the SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment, the SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act. The financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (including the related notes thereto) and in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1997, copies of which have been furnished to the Purchasers (together, the "Financial Statements"), have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal year-end adjustments), and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. The Company and its Subsidiaries have maintained a system of accounting established in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.

   (b) No representation or warranty of the Company contained in any Basic Document or Warrant or in any other document, certificate or written statement furnished to the Purchasers by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein when made not misleading in light of the circumstances in which the same were made.

  4.06 No Undisclosed Liabilities. Except (i) as disclosed in the SEC Documents that have been delivered to the Purchasers prior to the date hereof, (ii) as set forth in Schedule 4.06, and (iii) for liabilities not in excess of $150,000 individually or $300,000 in the aggregate, each incurred in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with the consummation of the transactions contemplated hereby (none of which, individually or in the aggregate, could reasonably have a Material Adverse Effect) since December 31, 1996, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto), or which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

  4.07 Absence of Certain Changes. Except as contemplated by this Agreement and the other Basic Documents, or as disclosed in the SEC Documents that have been delivered to the Purchasers prior to the date hereof or in Schedule 4.07, since December 31, 1996, (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business and consistent with past practice, (ii) there has not been any change in the business, properties, assets, liabilities, financial condition, cash flows, operations, licenses, franchises, results of operations or prospects of the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (iii) the Company has not (A) declared, set aside or paid any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (B) directly or indirectly, split, combined or reclassified the outstanding shares of Common Stock; or (C) adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries.

  4.08 Employee Benefit Plans; ERISA; Labor. (a) Schedule 4.08 hereto sets forth (i) a list of all employee benefit plans (including but not limited to plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of Section 4001 (b)(1) of ERISA ("Benefit Plans") and (ii) all employment, consulting, retention, option and severance agreements with employees and consultants of the Company and its Subsidiaries ("Employee Agreements"). True and complete copies of all current Benefit Plans and Employee Agreements have been made available to the Purchasers.

   (b) With respect to each Benefit Plan: (i) if intended to qualify under
Section 401(a) or 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), such plan has received a determination letter from the Internal Revenue Service (the "IRS") stating that it so qualifies and that its trust is exempt from taxation under Section 501(a) of the Code, no such determination letter has been revoked and no such revocation has been threatened, and nothing has occurred that could reasonably be expected to cause the relevant Benefit Plan to lose such qualification or exemption; (ii) such plan has been administered in all material respects in accordance with its terms and applicable law, including state and federal securities laws; (iii) no breaches of fiduciary duty by the Company, or, to the Company's knowledge, by any other person have occurred that might reasonably be expected to give rise to material liability on the part of the Company or any ERISA Affiliate; (iv) no disputes are pending, or, to the knowledge of the Company, threatened that might reasonably be expected to give rise to material liability on the part of the Company or any ERISA Affiliate; (v) except as disclosed on Schedule 4.08, no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that might reasonably be expected to give rise to material liability on the part of the Company or any ERISA Affiliate;
(vi) all contributions required to be made to such plan as of the date hereof (taking into account any extensions for the making of such contributions) have been made in full; (vii) to the Company's knowledge, no Benefit Plans are presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to any Benefit Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs; and (viii) all monies withheld with respect to Benefit Plans have been transferred to the appropriate plan in accordance with the terms of such plan.

   (c) No Benefit Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any Benefit Plan a plan described in Section 4063(a) of ERISA. No Benefit Plan is or has been subject to Title IV of ERISA.

   (d) No liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate (whether direct, indirect, actual, or contingent, and including, without limitation, withdrawal liability to a multiemployer plan), and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title. No Benefit Plan has incurred an accumulated funding deficiency, as defined in Section 302 of ERISA or Section 312 of the Code, whether or not waived.

   (e) With respect to each Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment (other than to the extent required by applicable law). Except as set forth in Schedule 4.08, all group health plans of the Company and the ERISA Affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and the Company and ERISA Affiliates have provided, or will have provided prior to May 15, 1997, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B, except to the extent that failure to provide such notice or coverage is not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect.

   (f) No Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees of the Company or its Subsidiaries by its terms prohibits the amendment or termination of any such Benefit Plan.

   (g) As of the date hereof, except for Employee Agreements or as described in the SEC Documents that have been delivered to the Purchasers prior to the date hereof, the Company and its Subsidiaries are not parties to any (i) agreement with any director, executive officer or other key employee of the Company or its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or its Subsidiaries, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

   (h) As of the date hereof, no collective bargaining agreement is binding and in force against the Company or its Subsidiaries or is currently under negotiation, and no current employees of the Company or its Subsidiaries are represented by any labor union. As of the date hereof, to the Company's knowledge, no labor representation effort exists with respect to the Company or its Subsidiaries.

  4.09 Litigation. Schedule 4.09 hereto sets forth each suit, action or proceeding (including, without limitation, any proceeding or investigation by any Governmental Entity) pending (as to which the Company has received notice), or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, or their properties or assets on the date hereof, or to which the Company or any of its Subsidiaries is a party. Except as set forth on Schedule
4.09 hereto, none of the foregoing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect if resolved adversely to the Company or its Subsidiaries. Except as set forth on Schedule 4.09 hereto, as of the date hereof, neither the Company nor any of its Subsidiaries, nor any of their respective properties, is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have, a Material Adverse Effect, or which would prevent the Company from consummating the transactions contemplated hereby.

  4.10 No Default; Compliance with Applicable Laws. Neither the Company nor any of its Subsidiaries is in default or violation in any material respect of any term, condition or provision of (i) its respective Articles of Incorporation or By-laws or other organizational documents, (ii) any Material Agreement or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its

Subsidiaries or by which they or their respective assets may be bound (other than matters addressed in Sections 4.04, 4.08, 4.11, and 4.12), excluding from the foregoing clause (iii), defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or prevent the Company from consummating the transactions contemplated hereby.

   4.11  Taxes.  Except as set forth on Schedule 4.11:

     (a) The Company and its Subsidiaries have (i) duly and timely filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, other than those Tax Returns for which extensions for filing have been obtained in a timely manner, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes (as hereinafter defined) shown to be due on such Tax Returns or have provided adequate reserves in their financial statements for any Taxes that have not been paid. There are no liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any delinquency in paying any Tax.

     (b) As of the date hereof, there are no ongoing federal, state, local or foreign audits or examinations of any Tax Return of the Company or its Subsidiaries.

     (c) As of the date hereof, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries (excluding extensions for filings that have been timely obtained), and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force.

     (d) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

     (e) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

  4.12 Environmental Matters. (a) The Company and its Subsidiaries have complied in all material respects with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company, threatened, civil or criminal litigation, written notice or violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Entity relating to any Environmental Law involving the Company or any of its Subsidiaries or any of their properties. For purposes of this Agreement, "Environmental Law" means any foreign, federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including, without limitation, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation or transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air and water pollution; (iii) groundwater and soil contamination; (iv) the release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

   (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment by the Company or any of its Subsidiaries which could reasonably be expected to result in liability to the Company in excess of $50,000, or, to the knowledge of the Company, by any other party at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or any of its Subsidiaries. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

  4.13 Insurance. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its Subsidiaries and their properties and businesses against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar businesses and similarly situated. None of the Company or any of its Subsidiaries has been refused any insurance coverage sought or applied for, and the Company and its Subsidiaries have no reason to believe that they will be unable to renew their existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or any of its Subsidiaries.

  4.14 Transactions with Affiliates. Except as set forth in the SEC Documents that have been delivered to the Purchasers prior to the date hereof or on
Schedule 4.14, since December 31, 1996, neither the Company nor any of its Subsidiaries has entered into any transaction with any current director or officer of the Company or any Subsidiary or any transaction which would be subject to disclosure under the Exchange Act pursuant to the requirements of
Item 404 of Regulation S-K.

  4.15 Patents and Other Intangible Assets.  (a)  Except as set forth on
Schedule 4.15, the Company and its Subsidiaries (i) own or have the right to use, free and clear of any lien, pledge, mortgage, security interest, encumbrance or charge of any kind (collectively, "Encumbrances"), and any other claim or restriction, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in or necessary for the conduct of their businesses as now conducted or proposed to be conducted (all of which are set forth on Schedule 4.15), (ii) are not infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any patent, trademark, service mark, trade name, copyright or license with respect thereto, and (iii) are not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of their businesses or otherwise, except in each case where it could not reasonably be expected to have a Material Adverse Effect.

   (b) The Company and/or one or more of its Subsidiaries owns and has the unrestricted right to use all material product rights, manufacturing rights, trade secrets, including know-how, negative know-how, formulas, patterns, compilations, programs, devices, methods, techniques, processes, inventions, designs, computer programs and technical data and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors and which the Company and its Subsidiaries have taken reasonable steps to maintain in secret (all of the foregoing of which are collectively referred to herein as "intellectual property") required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company or any of its Subsidiaries, free and clear of any right, Encumbrance or claim of others, including without limitation former employers of its employees; provided, however, that the possibility exists that other Persons, completely independently of the Company and its Subsidiaries or their employees or agents, could have developed trade secrets or items of technical information similar or identical to those of the Company and its Subsidiaries. The Company and its Subsidiaries are not aware of any such development of similar or identical trade secrets or technical information by others.

   (c) Since their organization, the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all intellectual property and all Inventions. As used herein, "Inventions" means all inventions, developments and discoveries which during the period of an employee's or other Person's service to the Company and/or any of its Subsidiaries, he or she makes or conceives of, either solely or jointly with others, that relate to any subject matter with which his or her work for the Company and/or any of its Subsidiaries may be concerned, or relate to or are connected with the businesses, products, services or projects of the Company and its Subsidiaries, or relate to the actual or demonstrably anticipated research or development of the Company and its Subsidiaries or involve the use of the Company's and its Subsidiaries' time, materials, facilities or trade secret information.

   (d) Except as set forth on Schedule 4.15, none of the Company or any of its Subsidiaries has sold, transferred, assigned, licensed or subjected to any Encumbrance, any intellectual property, trade secret, know-how, invention, design, process, computer program or technical data, or any interest therein, necessary or useful for the development, manufacture, use, operation or sale of any product or service presently under development or manufactured, sold or rendered by the Company or any of its Subsidiaries.

   (e) No director, officer, employee, agent or stockholder of the Company or any of its Subsidiaries owns or has any right in the intellectual property of the Company and its Subsidiaries, or any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing, or any inventions, developments or discoveries used in or necessary for the conduct of the Company's and its Subsidiaries' businesses as now conducted or as proposed to be conducted.

   (f) Except as set forth on Schedule 4.15, none of the Company or any of its Subsidiaries has received any communication alleging or stating that the Company or any of its Subsidiaries or any employee or agent has violated or infringed, or by conducting business as proposed, would violate or infringe, any patent, trademark, service mark, trade name, copyright, trade secret, proprietary right, process or other intellectual property of any other Person.

  4.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the issuance and sale of securities pursuant to this Agreement and the Company hereby indemnifies each Purchaser against, and agrees that it will hold each Purchaser harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.


                                   ARTICLE V

                            COVENANTS OF THE COMPANY

  5.01 Financial and Business Information. The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company during the term of this Agreement will, and will cause its Subsidiaries to, deliver to the Purchasers (provided that the Company shall not deliver to any Purchaser any such information to the extent that such Purchaser has requested in writing to the Company that such information not be delivered to such Purchaser):

   (a) As soon as practicable and in any event within 90 days after the close of each fiscal year of the Company, beginning with the current fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year and consolidated statements of operations, shareholders' equity and cash flows for the Company and its Subsidiaries for the fiscal year then added, certified by the chief executive officer or chief financial officer of the Company to be true and accurate in all material respects (it being understood by the parties hereto that the delivery to the Purchasers of the Company's annual report on Form 10-K will satisfy the requirements of this
Section 5.01(a));

   (b) As soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated and consolidating balance sheet of Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of operations, shareholders' equity and cash flows of Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the current fiscal year to the end of such fiscal quarter, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments (it being understood by the parties hereto that the delivery to the Purchasers of the Company's quarterly report on Form 10-Q will satisfy the requirements of this Section 5.01(b));

   (c) Prompt notice of any event having a Material Adverse Effect;

   (d) Promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders, (b) all regular and periodic reports, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

   (e) Promptly upon any officer of Company or any of its Subsidiaries obtaining knowledge of any condition or event that constitutes a Triggering Event (as defined in the Certificate of Designation) or a violation or default of any material term of any Basic Document or Warrant or an event of default or potential event of default under any indebtedness of Company or any of its Subsidiaries, or becoming aware that any person has given any notice or taken any other action with respect to a claimed event of default or potential event of default, notice of any such event; and

  (f) Within a reasonable time, such other information about the property, financial condition and operations of the Company and its Subsidiaries as the Purchasers may from time to time reasonably request.

  5.02 Notice of Certain Events. Unless any Purchaser shall otherwise request in writing, the Company during the term of this Agreement will, and will cause its Subsidiaries to, promptly give notice in writing to such Purchaser of any litigation or proceeding before any court or administrative body involving the Company or any Subsidiary which, if determined adversely to the Company or such Subsidiary, would be reasonably likely to have a Material Adverse Effect.

  5.03 Shareholder Approvals. The Company will take all action reasonably necessary or appropriate to solicit and obtain proxies and votes in favor of the Charter Amendment and the 1997 Stock Option Plan from the holders of the requisite percentage of the Common Stock at the Company's 1998 annual meeting of shareholders (which shall in no event be held later than May 31, 1998), or if sooner, at the next meeting of the Company's shareholders. Notwithstanding the foregoing, upon the occurrence hereafter of any event (other than the issuance of Litigation Warrants) which results in there being an insufficient number of shares of Common Stock available for all outstanding Warrants (including those issued as part of Additional Units) to be exercised for shares of Common Stock in accordance with the terms thereof, as soon as practicable following the occurrence of such event, the Company will call a special meeting of the shareholders of the Company in order to obtain shareholder approval of the Charter Amendment, and the Company will take all action reasonably necessary or appropriate to solicit and obtain proxies and votes in favor of the Charter Amendment from the holders of the requisite percentage of Common Stock. As soon as is practicable after the approval of the Charter Amendment, the Company will reserve the number of shares of Common Stock required for issuance upon exercise in full of all of the Warrants.

  5.04 Issuance of Litigation Warrants. In the event that Pegasus Partners, L.P. and Pegasus Related Partners, L.P. provide the Company with financing (including, without limitation, by way of an effective guarantee of the Company's obligations) for a judgment, appeal bond or settlement in connection with the litigation pending with the United States District Court for the Eastern District of Michigan known as Code Alarm, Inc. v. Electromotive Technology Corporation, case number 87-CV-74022-DT, as contemplated in the guarantee dated as of October 24, 1997 given by Pegasus Partners, L.P. and Pegasus Related Partners, L.P. to GECC (the "Litigation Guarantee"), the Company shall issue to Pegasus Partners, L.P. and Pegasus Related Partners, L.P., in proportions consistent with their relative investments in the Company, warrants (the "Litigation Warrants") to purchase such number of outstanding shares of Common Stock which, at the time of issuance will increase the aggregate ownership interest of Pegasus Partners, L.P. and Pegasus Related Partners, L.P. in the Company, on a fully-diluted basis (taking into account all issuances and adjustments to other outstanding warrants as a consequence of the issuance of the Litigation Warrants), by 2% for each $1,000,000 of financing provided for an aggregate exercise price of $164,731 for each 1% interest (i.e., if Pegasus Partners, L.P. and Pegasus Related Partners, L.P. provide $5,000,000 of financing, the Litigation Warrants will give Pegasus Partners, L.P. and Pegasus Related Partners, L.P. the right to purchase such additional shares of Common Stock as will permit Pegasus Partners, L.P. and Pegasus Related Partners, L.P. to own in the aggregate an additional 10% of the Common Stock of the Company on a fully- diluted basis for an aggregate exercise price of $1,647,310). In the event the Litigation Warrants are issued in accordance with the terms of this Section 5.04, the Company will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of all of the Litigation Warrants, subject to shareholder approval of the Charter Amendment in accordance with Section 5.03.

  5.05 Insurance. The Company shall use reasonable best efforts to, as promptly as practicable, secure a key man life insurance policy (the "Key Man Life Policy") with an insurance carrier approved by and on terms reasonably satisfactory to the Purchasers, covering Mr. Rand Mueller, in an amount of not less than $5,000,000, which policy shall name the Company as beneficiary thereunder. The Company shall use reasonable best efforts to, as promptly as practicable, increase the amount of coverage under the D&O Policy to, an amount not less than $10,000,000. The Company shall at all times maintain the Key Man Life Policy and the D&O Policy in accordance with the terms (including, without limitation, the minimum amounts) set forth in Section 3.01(j) and in the foregoing sentences. The Company shall promptly deliver to the Purchasers copies of any notices, communications or other correspondence received from the applicable insurance companies in connection with the Key Man Life Policy and the D&O Policy and shall notify the Purchasers in writing in the event it becomes aware of any potential modification or cancellation of, or inability to renew the Key Man Life Policy or the D&O Policy.

  5.06 Preemptive Rights. (a) In the event (and on each occasion) that, after the date hereof, the Company shall decide to undertake an issuance of additional shares of Common Stock or any rights, warrants or options to purchase Common Stock or any securities convertible into Common Stock ("New Securities") which would not result in an adjustment pursuant to Section 4 of the Attached Warrants, other than a Permitted Issuance (as defined below), the Company shall give each Purchaser written notice (an "Offer Notice") of the Company's decision, describing the type and amount of New Securities to be issued, the price per share at which the New Securities are to be issued, and the general terms upon which the Company has decided to issue the New Securities. Each Purchaser shall have thirty (30) days from the date on which the Company shall give the written Offer Notice to agree to purchase such New Securities for the price per share and upon the general terms specified in the Offer Notice, and in compliance with paragraph (c) of this Section 5.06, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by such Purchaser. If, in connection with such a proposed issuance of New Securities, such Purchaser shall for any reason fail or refuse to give such written notice to the Company within such period of thirty (30) days, such Purchaser shall, for all purposes of this Section 5.06, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all rights of such Purchaser under this Section 5.06 to purchase any of such New Securities.

   "Permitted Issuance" shall mean (i) the issuance of shares of Common Stock pursuant to an underwritten public offering, (ii) the issuance of shares of Common Stock upon exercise of the Warrants, (iii) the issuance of up to 280,000 shares of Common Stock upon the exercise of options issued to management employees of the Company or its Subsidiaries pursuant to the Company's 1987 Stock Option Plan, (iv) provided that the Charter Amendment has (1) been approved and adopted by the Company's stockholders, (2) been filed with the Department of Consumer & Industry Services of the State of Michigan and (3) become effective, the issuance of up to 1,317,178 shares of Common Stock or options to acquire such shares to management employees of the Company or its Subsidiaries pursuant to the Company's 1997 Stock Option Plan, (v) the issuance to GECC on October 24, 1997 of warrants to purchase up to 131,718 shares of Common Stock (subject to adjustment as provided therein) and the issuance of Common Stock upon the exercise thereof, (vi) the issuance of the Securities and
(vii) the issuance of New Securities, the proceeds of which are intended to be and are used for the redemption of all (but not less than all) of the Preferred Shares and the repurchase of one-half of the Attached Warrants.

   (b) In the event that any Purchaser shall fail or refuse to exercise in full its preemptive rights within said thirty (30) day period, the Company shall have forty-five (45) days thereafter to sell the quantity of New Securities which such Purchaser did not agree to purchase pursuant to paragraph (c) of this Section 5.06, at a price per share and upon general terms no more favorable to the purchasers thereof than specified in the Company's Offer Notice to the Purchasers. In the event the Company has not sold the New Securities within said period of forty-five (45) days, the Company will not thereafter issue or sell any New Securities without first offering such securities to the Purchasers in the manner provided by the foregoing provisions of this Section 5.06.

   (c) Each Purchaser shall be entitled to purchase a number of shares of New Securities equal to the product obtained by multiplying the total number of New Securities proposed to be issued by a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock for which the Attached Warrants held by such Purchaser may be exercised and (ii) the number of shares of Common Stock held by such Purchaser pursuant to the exercise of Attached Warrants and the denominator of which is the total number of Fully Diluted Outstanding (as defined below) shares of Common Stock immediately prior to the issuance of the New Securities.

   "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable in respect of options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date, whether or not such options, warrants or other securities are presently convertible or exercisable.

   (d) Notwithstanding the foregoing, preemptive rights may not be assigned to any transferee if the exercise of such right by the transferee would, in the reasonable judgment of the Board of Directors of the Company after consultation with counsel to the Company, make an exemption from the registration requirements of the Securities Act, or applicable state securities laws, with respect to the offer and sale of the New Securities, unavailable.

   (e) The Company will not, at any time after the effective date of this Agreement, enter into any agreement or contract (whether written or oral) which is inconsistent in any respect with the preemptive rights granted by the Company to the Purchasers pursuant to this Section 5.06.

  5.07 Public Announcement. Neither the Company, on the one hand, nor the Purchasers, on the other hand, shall issue any press release or make any public announcement regarding the transactions contemplated hereby without prior written consent of the other party or parties, except where a public announcement is required by law. In the event such an announcement is so required, the party or parties making such an announcement shall give the other party or parties reasonable advance notice of the fact that such announcement is to be made, shall permit it or them to review the language of such announcement prior to its release and shall consult with the other party or parties and use its or their best efforts to agree with the other party or parties on a mutually satisfactory text.

  5.08 Stock Option Plan. Any grant of options by the Company pursuant to the 1997 Stock Option Plan shall be to Persons and in amounts satisfactory to the Purchasers.

  5.09 Hart-Scott-Rodino, Voting Rights, Etc. (a) Upon the request of any Purchaser, the Company shall, as promptly as practicable, file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") such notifications and other information required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder (and, if requested by any Purchaser, request early termination of any applicable waiting period), to permit the acquisition by such Purchaser of any direct or indirect interest in the Company, including, but not limited to, through the exercise of Warrants or the exercise by such Purchaser of any rights under the Securities. The Company shall make available to such Purchaser such information in its possession as may be necessary for the completion of the notifications and other information to be filed by or on behalf of such Purchaser (or its ultimate parent entity). The Company shall respond as promptly as practicable to any inquiries received from the FTC and the DOJ for additional information or documentation in connection with any filings therewith, and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

  (b) The Company will promptly take all such actions as may from time to time be required by applicable law in connection with the exercise by the Purchasers of voting rights under the Certificate of Designation, whether by written consent or at a meeting, including, without limitation, the preparation, filing and distribution of information statements under Section 14(c) of the Exchange Act, and the regulations promulgated thereunder, and the calling of, and causing to be held as soon as reasonably practicable a special meeting of shareholders for purposes specified by the Purchasers and permitted by law.

        5.10 Prohibition on Realization Events. During the period beginning on the Closing Date and continuing until the earlier of (i) the date which is six months and one day following the most recent issuance to Pegasus Partners, L.P. and Pegasus Related Partners, L.P. of the Litigation Warrants in accordance with
Section 5.04, provided that on or before such date, Pegasus Partners, L.P. and Pegasus Related Partners, L.P. are unconditionally released in full from any unused portion of the Litigation Guarantee or (ii) such time as Pegasus Partners, L.P. and Pegasus Related Partners, L.P. are unconditionally released in full from the Litigation Guarantee, provided that no Litigation Warrants have been issued prior to such release, the Company shall not authorize or effect, in a single transaction or through a series of related transactions, a liquidation, winding up or dissolution of the Company or adoption of any plan for the same, any reorganization of the capital of the Company, reclassification of the capital stock of the Company, consolidation or merger with or into another corporation or other entity (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), or sale, transfer or other disposal of all or substantially all of the property, assets or business of the Company (each, a "Realization Event").

        5.11 Expiration of Covenants. The Company's obligations under Sections 5.01, 5.02, 5.03, 5.05, 5.06, 5.08 and 5.09 shall terminate at such time as the
Purchasers no longer hold any Preferred Shares, Warrants or Warrant Shares.


                                   ARTICLE VI

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

        6.01 Representations by Purchasers. Each Purchaser represents and warrants to the Company that:

   (a) It has full power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to perform its obligations hereunder and thereunder.

   (b) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party, and its obligations hereunder and thereunder, and, upon execution and delivery by the Company, this Agreement and other Basic Documents to which it is a party shall constitute the valid and binding obligation of such Purchaser, enforceable against it in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

   (c) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the issuance and sale of Units pursuant to this Agreement based on any arrangement made by or on behalf of such Purchaser and such Purchaser agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

  6.02 Transfer of Units; Surrender of Preferred Share Certificates. Unless and until the Company shall have exercised its right to repurchase Units pursuant to Section 8.01(a), no Purchaser shall transfer Preferred Shares or Attached Warrants, except as part of Units. Upon a transfer of Units by Pegasus Partners, L.P. or Pegasus Related Partners, L.P. or any of their affiliates to a party other than an affiliate of Pegasus Partners, L.P. or Pegasus Related Partners, L.P., the transferor shall, as promptly as practicable, surrender its Preferred Share Certificates representing the Series A-1 Preferred Shares being transferred as part of such Units for cancellation and reissuance as Series A-2 Preferred Shares.

  6.03 No Transfer of Units to Directed Electronics, Inc. No Purchaser shall sell or otherwise transfer any Units or Warrants to Directed Electronics, Inc., a California corporation ("DEI"), any affiliate of DEI, Mr. Darrell Issa, the president of DEI, any entity which, to the knowledge of such Purchaser, is controlled by Mr. Issa, or any person who, to the knowledge of such Purchaser, is a member of the immediate family (as such term is defined in Rule 16a-1 promulgated under the Exchange Act) of Mr. Issa.


                                  ARTICLE VII

                         CERTAIN SECURITIES LAW MATTERS

  7.01 Representations by Purchasers. Each Purchaser represents and warrants to the Company that:

   (a) Such Purchaser is an "Accredited Investor" within the meaning of Rule 501 under the Securities Act.

   (b) The Units and the Shortfall Warrants are being acquired for such Purchaser's own account for the purpose of investment and not with a present view to or for sale in connection with any distribution thereof; provided, that the disposition of such Purchaser's property shall at all times be and remain within its control.

   (c) Such Purchaser understands that (i) none of the Securities have been registered under the Securities Act, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or an exemption from registration is available under applicable securities laws then in effect, and (iii) the Securities will bear a legend to such effect and the Company will make a notation on its transfer books to such effect.

   (d) Such Purchaser understands that no public market now exists for the Preferred Shares or the Warrants issued by the Company.

  7.02 Restrictions on Transfer. The Securities (collectively, the "Restricted Securities") shall be transferable only if sold pursuant to a registration statement under the Securities Act (as hereinafter defined), or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

   (a) Restrictive Legend. Each certificate representing the Restricted Securities shall bear a legend in substantially the following form:

  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities or blue sky laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws."

Each certificate representing such Restricted Securities shall bear the restrictive legend set forth above, in each case unless the restrictions on transfer provided for in this Section 7.02 shall have ceased and terminated as to such Restricted Securities.

   (b) Termination of Restriction.  The restrictions imposed by this Section
7.02 upon the transferability of the Restricted Securities shall cease and terminate as to any particular Restricted Securities and any securities issued in exchange therefor or upon transfer thereof when, in the opinion of counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act, or when such Restricted Securities have been registered under the Securities Act. Whenever any of such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 7.02(a).

  7.03 Additional Legend. (a) Unless and until the Company shall have exercised its right to repurchase Units pursuant to Section 8.01(a), each certificate representing Preferred Shares and each Attached Warrant shall bear a legend in substantially the following form:

  "The securities represented hereby may not be transferred except as part of Units containing shares of Series A Preferred Stock and warrants to purchase Common Stock of Code Alarm, Inc. and are subject to repurchase by Code Alarm, Inc. in accordance with the terms of a Unit Purchase Agreement dated as of October 27, 1997 among Code Alarm, Inc., Pegasus Partners, L.P. and Pegasus Related Partners, L.P."

   (b) In the event the Company shall have repurchased Units pursuant to
Section 8.01(a), any holder of Attached Warrants shall be entitled to receive from the Company, without expense, new Attached Warrants representing the Attached Warrants not repurchased and not bearing the legend set forth in
Section 7.03(a).


                                  ARTICLE VIII

                 CALL RIGHT; PUT RIGHT; RIGHT OF FIRST REFUSAL

  8.01 Company's Right to Repurchase Units.

   (a) Repurchase During Year One.   At any time prior to October 19, 1998, but
not thereafter, provided that the Charter Amendment has (1) been approved and adopted by the Company's stockholders, (2) been filed with the Department of Consumer and Industry Services of the State of Michigan and (3) become effective, and subject to Section 8.01(f), the Company, at its sole option, may redeem all, but not less than all, of the outstanding Preferred Shares and, concurrently therewith, repurchase all of the outstanding Interim Dividend Warrants, one-half of the outstanding Attached Warrants which are not Interim Dividend Warrants and a number of shares of Common Stock equivalent to one-half of the number of shares of Common Stock for which Attached Warrants have theretofore been exercised, for an aggregate redemption price consisting of cash in an amount equal to one hundred seventeen and one-half percent (117.5%) of the aggregate stated value of such Preferred Shares less any cash dividends previously paid thereon.

   (b) Repurchase After Year Two. At any time after the second anniversary of the Closing Date, provided that the Company has not theretofore exercised its rights pursuant to Section 8.01(a), and subject to Section 8.01(f), the Company, at its sole option, may repurchase all, but not less than all, of the outstanding Units and the Common Stock for which Attached Warrants have theretofore been exercised (other than shares of Common Stock which have been registered and sold under an effective registration statement pursuant to the Securities Act, or sold pursuant to Rule 144 promulgated thereunder ("Non-Repurchasable Stock")), for an aggregate repurchase price equal to the greater of (i) an amount determined by multiplying (x) the sum of (1) the number of shares of Common Stock for which the Attached Warrants are then exercisable and (2) the number of shares for which the Attached Warrants have theretofore been exercised (other than shares of Non-Repurchasable Stock) by
(y) the Current

Market Price per share of Common Stock determined as of the date of repurchase and (ii) an amount sufficient to yield each Unit (other than Units which have been transformed into Non-Repurchasable Stock) a 35% annual rate of return from the date of its original issuance through the date of repurchase, after giving effect to any cash dividends actually paid to the holder or any prior holder of such Unit.

   For purposes hereof, "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the average of the daily market prices for the 20 consecutive Trading Days (as hereinafter defined) immediately preceding such date. The daily market price for each such Trading Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the last reported sale price as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange but is traded on the Nasdaq Stock Market, the last reported sale price as officially quoted on the Nasdaq Stock Market, (iv) if the Common Stock is not then traded on the Nasdaq Stock Market, the last reported sale price on the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or if such sale price is not available on such date, the average of the closing bid and asked prices on such date as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (v) if there is no such organization or agency, as furnished by any member of the National Association of Securities Dealers, Inc., or any successor corporation thereto (the "NASD") selected mutually by the holders of a majority of the Units and the Company or, if they cannot agree upon such selection, by a member selected by two such members of the NASD, one of which shall be selected by such holders and one of which shall be selected by the Company.

   For purposes hereof, "Trading Day" shall mean (i) any day on which stock is traded on the principal stock exchange on which the Common Stock is listed or admitted to trading, (ii) if the Common Stock is not then listed or admitted to trading on any stock exchange but is traded on the Nasdaq Stock Market, any day on which stock is traded on the Nasdaq Stock Market, or (iii) if the Common Stock is not then traded on the Nasdaq Stock Market, any day on which stock is traded in the over-the counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

   (c) Notice of Repurchase. Notice of repurchase pursuant to Section 8.01(a) or (b) shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the repurchase date to such holder's address as the same appears on the books of the Company. Each such notice shall state: (i) the repurchase date; (ii) the number of Units and shares of Common Stock to be repurchased; (iii) the formula for determination of the repurchase price; (iv) the place or places where certificates for Preferred Shares and Attached Warrants comprising such Units, and/or for such shares of Common Stock are to be surrendered for payment of the repurchase price; and (v) that dividends on the Preferred Shares to be redeemed as part of the repurchase of Units will cease to accrue on the repurchase date.

   (d) Cessation of Dividends on Preferred Shares Redeemed; Shares No Longer Outstanding. Notice having been mailed as stated in subsection (c) above, from and after the close of business on the repurchase date (unless default shall be made by the Company in providing money for the payment of the repurchase price of the Units and shares called for repurchase), dividends on the Preferred Shares redeemed as part of the repurchase of Units shall cease to accrue, and the Units , Preferred Shares, Attached Warrants and shares of Common Stock repurchased shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the repurchase price) shall cease. Upon surrender in accordance with said notice of the certificates for any Preferred Shares and Attached Warrants comprising Units, and/or shares of Common Stock so repurchased (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such Units, Preferred Shares, Attached Warrants and/or shares shall be repurchased by the Company at the repurchase price aforesaid.

   (e) Status of Redeemed Preferred Shares. Upon repurchase of Units, any Preferred Shares which have been redeemed in connection therewith shall be retired and thereafter have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors or a duly authorized committee thereof.

   (f) Limitation on Company's Right to Repurchase. Notwithstanding anything to the contrary contained herein, the Company shall not be entitled to repurchase Units and/or shares of Common Stock until the earlier of (i) the date which is six months and one day following the most recent issuance to Pegasus Partners, L.P. and Pegasus Related Partners, L.P. of the Litigation Warrants in accordance with Section 5.04, provided that on or before such date, Pegasus Partners, L.P. and Pegasus Related Partners, L.P. are unconditionally released in full from any unused portion of the Litigation Guarantee or (ii) such time as Pegasus Partners, L.P. and Pegasus Related Partners, L.P. are unconditionally released in full from the Litigation Guarantee, provided that no Litigation Warrants have been issued prior to such release.

  8.02 Purchasers' Right to Put Units.

   (a) Obligation to Redeem. (i) At any time after the date which is three years and six months after the Closing Date, any holder of Units, at its election, may, by notice to the Company (the "Put Notice"), demand repurchase of all, but not less than all, of such holder's Units. Subject to the provisions of Section 8.02(b), the Company shall, on the date (not less than 30 days after the date of the Put Notice) designated in such Put Notice, repurchase from the holder all (or such lesser portion permitted to be repurchased in accordance with Section 8.02(a)(iii)), of such holder's Units for an amount determined by multiplying (x) the number of shares of Common Stock for which the Attached Warrants which are part of such Units are then exercisable by (y) the Current Market Price per share of Common Stock determined as of the date of the Put Notice.

    (ii) Notwithstanding the provisions of Section 8.02(a)(i), if, at any time during the period between the date on which a holder of Units shall have delivered a Put Notice and the date of repurchase by the Company pursuant thereto, a Realization Event shall occur and the consideration received or receivable by stockholders in connection with such Realization Event shall consist solely of cash, then such holder shall (whether or not such holder shall have previously surrendered its Units for repurchase by the Company pursuant to this Section 8.02) be entitled to receive, on the date of such repurchase, the higher of (x) the amount payable to such holder as determined pursuant to Section 8.02(a)(i) and (y) an amount equal to the amount of cash such holder would have received upon the occurrence of such Realization Event had such holder's Attached Warrants been exercised for Common Stock immediately prior thereto.

    (iii) The Company shall not be obligated under Section 8.02(a)(i) to repurchase Units if the Company is prohibited from doing so under any agreement or instrument evidencing the Company's or any of its subsidiaries' indebtedness for borrowed money, and such prohibition has not been waived, or if and to the extent such a repurchase (x) would cause an event of default to exist by reason of such repurchase, which event of default has not been waived, with respect to any such agreement or instrument or would violate any provision of any such agreement or instrument, or (y) would be in violation of applicable law ("Restrictions"), in any such case as determined by an opinion of counsel to the Company, reasonably acceptable to the holder; provided, however, that the Company shall use its reasonable best efforts to have any such Restriction either waived or terminated (including, without limitation, by obtaining refinancing for any such indebtedness on reasonable terms). In the event that, following receipt of a Put Notice, the Company will not repurchase Units requested to be repurchased in accordance with Section 8.02(a)(i) because of the existence of any Restriction, the Company shall, within twenty (20) days after receipt of the Put Notice, so notify the holder in writing (the "Restriction Notice"), setting forth the number of Units which will not be repurchased and the Restrictions which apply, and deliver to the holder a copy of the opinion referred to in the prior sentence. In addition, in such event, the Company shall, upon the request of the holder, use its best efforts to register the shares of Common Stock for which the Attached Warrants which will not be repurchased may be exercised, in accordance with the terms of the Registration Rights Agreement. In addition, if, in such event, the Company will be redeeming a number of Series A-1 Preferred Shares as part of the repurchase of Units which will result in the holders of Series A-1 Preferred Shares losing their voting and other rights pursuant to Sections 4(a) and (b) of the Certificate of Designation, the holder may, by written notice to the Company within five (5) days after receipt of the Restriction Notice, require that the Company purchase such lesser number of Units (and thereby redeem such lesser number of Series A-1 Preferred Shares) which will result in such holders retaining such rights.

   (b) Payment of Repurchase Price. The repurchase price for any repurchase pursuant to this Section 8.02 shall be determined pursuant to Section 8.02(a) and shall be payable in cash.

   On the date of any repurchase of Units pursuant to this Section 8.02, the holder thereof shall surrender for repurchase a certificate for the number of Preferred Shares and a warrant for the number of Attached Warrants comprising the Units being repurchased, without any representation or warranty (other than that the holder has good and marketable title thereto, free and clear of liens, encumbrances and restrictions of any kind), together with an instrument of transfer reasonably acceptable to the Company, against payment therefor of the repurchase price by, at the option of the holder, (i) wire transfer to an account in a bank located in the United States designated by the holder for such purpose or (ii) a certified or official bank check payable to the order of the holder. If less than all of the holder's Preferred Shares or Attached Warrants represented by a single certificate or warrant are being redeemed or repurchased, the Company shall cancel such certificate or warrant, as the case may be, and issue in the name of, and deliver to, the holder a new certificate or warrant, as the case may be, for the portion not being redeemed or repurchased.

  8.03 Right of First Refusal.

   (a) Company's Right to Acquire Units. So long as the Company has not exercised its rights pursuant to Section 8.01(a), if any holder of Units shall desire to transfer for value all or a portion of such Units to a third party that is not an affiliate or an associate (as such term is defined in Rule 405 promulgated under the Securities Act) of such holder, then such holder (the "Seller Holder") shall give notice to the Company of its intent to sell, setting forth the identity of such third party, the sale price (including the type of consideration), the proposed closing date of such sale (which shall not be prior to the date which is 10 days following the date of such notice) and the terms and conditions upon which the third party is willing to purchase the Units being offered for sale, and offer to sell such Units to the Company on such terms and conditions, including price. The Company shall then have 10 days (the "Notice Period") within which to give the notice to the Selling Holder that it or its designee wishes to acquire the Units offered for sale on such terms and conditions. Such notice from the Company shall state a closing date not later than the closing date specified in the notice from the Selling Holder or 10 days after the date of the Company's notice, whichever is later. If the Company shall not give notice within the Notice Period that it or its designee wishes to acquire the Units, the Selling Holder may sell such Units to such third party or to any other third party, at any time during the period of 90 days following the end of the Notice Period, on terms and conditions no less favorable to the Selling Holder than those set forth in the original notice.

   (b) Non-Cash Consideration. In the event all or a portion of the purchase price to be paid by the third party for the Units consists of consideration other than cash ("Non-Cash Consideration"), the Company shall, at its option, be entitled to pay to the Selling Holder, in lieu of the Non-Cash Consideration, the fair market value of such Non-Cash Consideration, as agreed upon between the Selling Holder and the Company. If the Selling



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


Holder and the Company are unable to agree on such fair market value within 10 days following delivery by the Selling Holder of the initial notice to the Company, they shall jointly select an investment banking firm of nationally recognized standing, and such investment banking firm shall, within 20 days after selection thereof, determine the fair market value of the Non-Cash Consideration. The fees and expenses of such investment banking firm shall be borne equally by the Selling Holder and the Company. In the event the parties are unable to agree on an investment banking firm within 15 days following delivery by the Selling Holder of the initial notice to the Company, each of them shall, within 5 business days thereafter, select an investment banking firm of nationally recognized standing and the two investment banking firms shall select a third investment banking firm of nationally recognized standing, which firm shall, within 20 days after the selection thereof, determine such fair market value. The fees and expenses of each party's own investment banking firm shall be borne by such party and the fees and expenses of the third investment banking firm shall be borne equally by the parties. In the event a determination of fair market value is required to be made in connection with any offer under this Section 8.03 and such determination is not made prior to the expiration of the Notice Period, the Notice Period shall be extended until the date which is two days following the date on which such fair market value determination is made.

   (c) Termination or Suspension of Right of First Refusal. If the Company or its designee fails to fulfill its obligation to purchase the Units on the same terms and conditions, subject to the provisions of Section 8.03(b), as those contained in the original offer after the Corporation gives notice that such purchase will be made, then, in addition to any available remedies, the Selling Holder may sell all or any portion of the Units offered for sale at any time thereafter, at any price and upon any terms, without regard to the provisions of this Section 8.03. Upon the occurrence and during the continuance of any Triggering Event (as defined in the Certificate of Designation), in addition to any available remedies, the Selling Holder may sell all or any portion of the Selling Holder's Units, at any price and upon any terms, without regard to the provisions of this Section 8.03.

                                   ARTICLE IX

                                 MISCELLANEOUS

  9.01 Indemnification.  In addition to the payment of expenses pursuant to
Section 9.05, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend, indemnify, pay and hold harmless, the Purchasers, and the officers, directors, employees, agents and affiliates of the Purchasers (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including, without limitation, securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement, the other Basic Documents, the Warrants or the transactions contemplated hereby or thereby (including, without limitation, the Purchasers' agreement to purchase the Units or the use or intended use of the proceeds of such purchase) or the statements contained in any commitment letter delivered by the Purchasers to the Company with respect thereto (collectively called the "Indemnified Liabilities"); provided that the Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court or competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

  9.02 No Waiver: Cumulative Remedies. No failure or delay on the part of the Purchasers, or any other holder of any Security in exercising any right, power or remedy hereunder or thereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

  9.03 Amendments; Waiver and Consents. This Agreement may be amended or modified, and the obligations of the Company and the rights of the holders of Securities under this Agreement may be waived only by the written consent of holders of a majority of the Securities, determined on the basis of shares of Common Stock "held", including Warrant Shares for which Warrants held are exercisable. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  9.04 Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows:

            (a)   If to the Company:

                  Code Alarm Inc.
                  950 East Whitcomb
                  Madison Heights, Michigan 48071
                  Attention:  Rand Mueller and Craig Camalo
                  Facsimile:  (248) 585-4799
                  with a copy to:

                  Pepper, Hamilton & Scheetz LLP
                  100 Renaissance Center
                  Detroit, Michigan  48243
                  Attention:  Dennis S. Kayes
                  Facsimile:  (313) 259-7926

            (b)   If to either Purchaser:


                  99 River Road
                  Cos Cob, Connecticut 06807
                  Attention:  Richard M. Cion
                  Facsimile:  (203) 869-6940

                  with a copy to:

                  Kaye, Scholer, Fierman, Hays
                   & Handler, LLP
                  425 Park Avenue
                  New York, New York 10022
                  Attention:  Nancy E. Fuchs, Esq.
                  Facsimile:  (212) 836-8689

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication shall be deemed to have been duly given five business days after being deposited in the mail, postage prepaid, if mailed; when delivered by hand, if personally delivered; or upon receipt, if sent by facsimile (followed by a confirmation copy sent by either overnight or two (2) day courier).

  9.05 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (a) the fees, expenses and disbursements of counsel to the Purchasers in connection with the negotiation, preparation, execution and administration of the Basic Documents or the Warrants, which fees and expenses shall not exceed $300,000, and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by the Company; (b) all other actual costs and expenses incurred by the Purchasers in connection with the investigation and completion of the transactions contemplated hereby and by the other Basic Documents and the Warrants; and (c) all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by the Purchasers in enforcing any obligations of or in collecting any payments due from the Company hereunder or under the other Basic Documents or the Warrants by reason of any breach or default by the Company or in connection with any refinancing or restructuring of the arrangements provided under the Basic Documents or the Warrants in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

  9.06 Specific Performance. The Company acknowledges that the subject matter of this Agreement is unique and that no adequate remedy of law would be available for breach of this Agreement. Accordingly, the Company agrees that the Purchasers will be entitled to an appropriate decree of specific performance, injunctive relief or other equitable remedies to enforce this Agreement (without any bond or other security being required), and the Company waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.

  9.07 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchasers.

  9.08 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Basic Document or Warrant shall survive the execution and delivery hereof and thereof and the issuance of the Units, the Shortfall Warrants and the Litigation Warrants. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 2.05, 4.16, 9.01 and 9.05 and of the Purchasers set forth in Section 6.01(c) shall survive the payment or redemption of any Securities.

  9.09 Severability. In case any provision in or obligation under this Agreement or the Securities shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

  9.10 Prior Agreements. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

  9.11 Governing Law; Consent to Jurisdiction and Venue. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. EACH OF THE COMPANY AND EACH PURCHASER CONSENTS TO PERSONAL JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE CITY OF NEW YORK, STATE OF NEW YORK. Service of process on the Company or any Purchaser in any action arising out of or relating to this Agreement shall be effective if mailed to such party in accordance with the procedures and requirements set forth in Section 9.04. Nothing herein shall preclude any

Purchaser or the Company from bringing suit or taking other legal action in any other jurisdiction.

  9.12 Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

  9.13 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

  9.14 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

  9.15 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Warrants, the Registration Rights Agreement and the other agreements and instruments contemplated hereby.

  9.16 Allocation of Purchase Price. Under both generally accepted accounting principles and the regulations promulgated under the Code, the purchase of Preferred Shares and Attached Warrants as part of Units for an aggregate Purchase Price may require an allocation of the Purchase Price between the Preferred Shares and the Attached Warrants. Accordingly, the Company and the Purchasers agree that the aggregate value of the Preferred Shares and the Attached Warrants shall be allocated in a manner reasonably requested by Purchasers (which values shall be used by the Company and the Purchasers for all purposes, including the preparation of tax returns and the preparation of financial statements of the Company and its Subsidiaries).

  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.

                                     CODE ALARM INC.


                                     By:  /s/ Rand Mueller
                                          ------------------------------------
                                           Name: Rand Mueller
                                           Title: President

                                     PEGASUS PARTNERS, L.P.

                                     By:   Pegasus Investors, L.P.,
                                           its general partner

                                     By:   Pegasus Investors GP, Inc.,
                                           its general partner


                                           By:   /s/ Richard Cion
                                                 -------------------------------
                                                 Name: Richard Cion
                                                 Title: Vice President

                                     PEGASUS RELATED PARTNERS, L.P.

                                     By:   Pegasus Investors, L.P.,
                                           its general partner

                                     By:   Pegasus Investors GP, Inc.,
                                           its general partner


                                           By:   /s/ Richard Cion
                                                 -------------------------------
                                                 Name: Richard Cion
                                                 Title: Vice President